Exhibit 16.1

November 4, 2015

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549 – 7561

Ladies and Gentlemen

Re: American Cannabis Company, Inc.

Commission File No. 000-26108

We have read the statements that we understand American Cannabis Company, Inc. will include under Item 4.01 of the Form 8-K report dated November 4, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033 ~ Phone 303-968-3281 ~ Fax 303-456-7488 ~ www.cutlercpas.com